                                                                     EXHIBIT 4.9

                                                                      APPENDIX A


                                  DEFINITIONS
                                  -----------


          The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require, and such meanings are equally applicable both to the singular and plural forms of the terms defined. Any term defined below by reference to any agreement or instrument shall have such meaning whether or not such agreement or instrument is in effect. The terms "hereof", "herein", "hereunder" and comparable terms
                          ------    ------    ---------
refer to the entire agreement with respect to which such terms are used and not to any particular Section, subsection, paragraph or other subdivision thereof.

          Unless the context otherwise requires, references to (i) agreements
                                                                -
shall include sections, schedules, exhibits and appendices thereto and shall be deemed to mean and include such agreements (and sections, schedules, exhibits and appendices) as the same may be amended, supplemented and otherwise modified from time to time in accordance with the terms thereof; (ii) parties to
                                                         --
agreements or government agencies shall be deemed to include the successors and permitted assigns of such parties and the successors and assigns of such agencies and (iii) laws or regulations shall be deemed to mean such laws or
              ---
regulations as the same may be amended from time to time and any superseding laws or regulations covering the same subject matter.

          Unless otherwise specified herein or in any Operative Document, all accounting terms used in any Operative Document shall be interpreted, all accounting determinations made pursuant to the terms of any Operative Documents shall be made, and all financial statements delivered pursuant to the terms of any Operative Document shall be prepared, in accordance with GAAP.

          "Actual Knowledge" shall mean, (i) as it applies to the Owner Trustee,
           ----------------               -
the Indenture Trustee or the Pass Through Trustee, actual knowledge of, including any information contained in any written notices received by, an officer in its Corporate Trust Office; (ii) as it applies to the Owner
                                        --
Participant, actual knowledge of, including any information contained in any written notices received by, any officer of the Owner Participant or any Affiliate thereof whose responsibilities include administration of the trans-actions contemplated by the Operative Documents; (iii) as it applies to the
                                                  ---
Trust Company, actual knowledge of, including any information contained in written notices received by, any officer of the Trust Company whose responsibilities include administration of the transactions contemplated by the Operative Documents; (iv) as it applies
                                                              --
to the Lessee, actual knowledge of, including any information contained in any written notices received by, the Chief Executive Officer, the President or any Vice President or any other executive officer of the Lessee whose responsibilities include administration of the transactions contemplated by the Operative Documents and (v) as it applies to the Guarantor, actual knowledge
                         -
of, including any information contained in any written notices received by, the Chief Executive Officer, the President or any Vice President or any other exe-cutive officer of the Guarantor whose responsibilities include administration of the transactions contemplated by the Operative Documents.

          "Additional Notes" shall mean non-recourse Secured Notes issued by the
           ----------------
Owner Trustee in connection with a Supplemental Financing and in accordance with Section 2.08 of the Indenture.

          "Affiliate" shall mean, with respect to any Person, any other Person,
           ---------
directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term

"control" (including the correlative meanings of the terms "controlling",
--------                                                    -----------
"controlled by" and "under common control with"), as used with respect to any
--------------       -------------------------
Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise;

provided, however, that the Trust Company shall not be considered to be an
--------  -------
Affiliate of either the Owner Trustee or the Owner Participant and that neither the Owner Trustee nor the Owner Participant shall be considered to be an Affiliate of the Trust Company.

          "After-Tax Basis", in the context of determining the amount of a
           ---------------
payment to be made on such basis, shall mean the payment of an amount which, after subtraction of the net increase, if any, in United States Federal, state and local income tax liability incurred by the recipient of such payment as a result of the receipt or accrual of such payment (which net increase shall be calculated by taking into account any reduction in such taxes resulting from any tax benefits realized or deemed to be realized in any taxable year by the recipient as a result of the event or circumstances giving rise to such payment), shall equal the amount that would have been payable if no such net increase in tax liability had been incurred. In calculating the amount payable by reason of this provision, all United States Federal, state and local income taxes payable and tax benefits realized or deemed to be realized shall be determined (except to the extent provided otherwise in any Operative Document) on the assumptions that (i) the
                                                                       -
recipient is taxable on all income at the highest marginal federal income tax rate applicable to corporate taxpayers as of the date of the payment to be made on an After-Tax Basis and the actual marginal state and local income tax rate applicable as of such date to the recipient, as determined by the recipient in its reasonable, good faith judgment and certified by the recipient to the payer in writing and, if requested by the payer, as verified by a nationally recognized accounting firm mutually acceptable to the recipient and the payer;

(ii) all tax benefits are utilized by the recipient (x) at the rates specified
---                                                  -
in clause (i) and (y) in each of the recipient's taxable years in which such tax
                   -
benefits are first allowable; and (iii) tax benefits deemed to be realized in
                                   ---
any taxable year other than the year of payment are taken in account at their present value, using a discount rate equal to the Debt Rate.

          "Amortization Schedule" for the Installment Secured Notes shall mean
           ---------------------
the amortization schedule for the Installment Secured Notes set forth in Exhibit B to the Indenture.

          "Appraisal Procedure" shall mean a procedure for determining any
           -------------------
amount, value or period. Such procedure shall be commenced by the delivery of written notification as specified in the Operative Documents by the Lessee to the Lessor or the Owner Participant, as the case may be, or by the Owner Participant or the Lessor, as the case may be, to the Lessee, that it desires to obtain an appraisal with respect to such amount, value or period. If required by the relevant provision of the applicable Operative Document, such parties shall first attempt to agree on such matter. If such parties are unable to agree on such matter within the time period specified in the applicable Operative Document, or if such parties are not required to attempt to agree, such parties shall thereupon consult for the purpose of selecting a mutually acceptable Independent appraiser. If within ten (10) days from the date the parties are re-quired to so consult, they are unable to agree upon the appointment of a mutually acceptable Independent appraiser, then each of such parties shall appoint an Independent appraiser, and such Independent appraisers shall jointly determine such matter. If one party does not so appoint an Independent appraiser, then the Independent appraiser appointed by the other shall determine such matter as the sole appraiser. If such two Independent appraisers cannot agree on such matter within twenty (20) days after their ap-pointment, such matter shall be determined by such two Independent appraisers and a third Independent appraiser chosen within ten (10) days after such twenty
(20) day period by such two Independent appraisers or, if such three (3) Independent appraisers fail to reach an agreement, the determination of the appraiser that differs most from the second highest determination shall be excluded (unless such difference is less than 10% from either of the other determinations), the remaining two determinations shall be averaged (or all three (3) shall be averaged, if the third determination is not discarded due to the preceding parenthetical) and such average shall constitute the determination of the appraisers. If such two Independent appraisers fail to agree upon the appointment of a third Independent appraiser within the allotted time period, such appointment shall be made by the New York City office of the American Arbitration Association or any organization successor thereto, upon the request of any such parties from a panel of arbitrators having familiarity with assets similar to the assets comprised by the Facility Assets. The determination of the appraiser or the appraisers so chosen shall be given within twenty (20) days of the appointment of a mutually acceptable Independent appraiser or such third appraiser, whichever is earlier. Except to the extent expressly provided otherwise in any Operative Document, fees and expenses of the appraisers appointed in connection with an Appraisal Procedure shall be paid by the Lessee, except also that, if the Appraisal Procedure is utilized in connection with the actual purchase by the Lessee of the Facility pursuant to Section 6.1(a) of the Lease or in connection with a Renewal Term actually entered into pursuant to the exercise by the Lessee of a renewal option pursuant to Section 5.1 of the Lease, all such fees and expenses shall be borne equally by the Lessee and the Lessor.

          "Appraiser" shall mean Marshall & Stevens Incorporated.
           ---------

          "Assignment" shall mean the Assignment of Warranties, in
           ----------
substantially the Form of Exhibit F to the Participation Agreement, from Mobil Oil Corporation to the

Owner Trustee, dated the Closing Date and delivered pursuant to Sections 3.1 and
4.2 of the Participation Agreement.


          "Basic Lease Term" shall mean the period commencing on the Closing
           ----------------
Date and ending on the Basic Lease Term Expiry Date, or such shorter period as may result from earlier termination of the Lease.

          "Basic Lease Term Expiry Date" shall mean the twentieth anniversary
           ----------------------------
of the Closing Date.

          "Basic Rent" shall mean the rent payable pursuant to Section 3.1 of
           ----------
the Lease.

          "Basic Rent Payment Dates" during the Basic Lease Term or any Renewal
           ------------------------
Term shall mean and include each January 2 and July 2 during the Basic Lease Term or such Renewal Term and the Basic Lease Term Expiry Date and any Renewal Term Expiry Date. The first Basic Rent Payment Date shall be July 2, 1997.

          "Basic Rent Percentages" shall mean the percentages set forth in
           ----------------------
Schedule 1 to the Lease, subject to adjustment in accordance with Section 4 of the Lease and Section 2.12 of the Participation Agreement.

                              "Beneficial Interest" shall have the meaning
                               -------------------
specified in Section 16.1 of the Participation Agreement.

          "Beneficial Interest Purchase Price" shall have the meaning specified
           ----------------------------------
in Section 16.1 of the Participation Agreement.

          "Board of Directors" shall mean, with respect to any Person, either
           ------------------
the board of directors of such Person or a duly authorized committee of said board having power to act for such board with respect to the matter in question.

          "Business Day" shall mean any day other than a Saturday or Sunday or
           ------------
any other day on which banks located in New York, New York, Fairfax, Virginia, the city in which the Corporate Trust Office of the Owner Trustee is located or, so long as any Pass Through Certificate is outstanding, the city in which the Corporate Trust Office of the Pass Through Trustee is located, are required or authorized to remain closed.

          "Capital Stock" shall mean, with respect to any Person, any and all
           -------------
shares, interests, participations or other equivalents (however designated) in such Person's capital stock, whether now outstanding or issued after the date of the Participation Agreement, including, without limitation, all Common Stock and Preferred Stock of such Person.

          "Casualty Redemption Date" shall have the meaning specified in
           ------------------------
Section 3.02(a) of the Indenture.

          "Certificate" shall mean any of the Pass Through Certificates.
           -----------

          "Certificateholder" shall have the meaning specified in the Pass
           -----------------
Through Trust Agreement.

          "Change in Tax Law" shall mean any change in United States federal or
           -----------------
Texas law with respect to Taxes, or any regulation thereunder or official interpretation thereof, that is proposed, enacted, adopted or issued after Closing.

          "Claims" shall mean any and all liabilities (including, without
           ------
limitation, negligence, warranty, statutory, product, strict or absolute liability, liability in tort or otherwise), obligations, losses, damages, penalties, fines, sanctions, claims, Environmental Claims, actions, or suits of whatever kind or nature, investigations, judgments, Liens (including any Lien in favor of any Governmental Authority upon the Facility for environmental liabilities and costs or violations of any Environmental Laws) and, shall include all reasonable costs, expenses and disbursements in connection therewith or related thereto, of any kind or nature, including, without limitation, reasonable legal fees and expenses and costs of investigation.

          "Closing" shall have the meaning set forth in Section 2.5 of the
           -------
Participation Agreement.

          "Closing Date" shall mean the date set forth in the notice of closing
           ------------
delivered by the Lessee pursuant to Section 2.4 of the Participation Agreement or such other later date on which the closing of the transactions contemplated by Section 2 of the Participation Agreement shall occur.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" shall mean, with respect to any Person, any and all
           ------------
shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now out-standing or issued after the date of the Participation Agreement, and includes, without limitation, all series and classes of such common stock.

          "Components" shall mean appliances, parts, instruments,
           ----------
appurtenances, accessories, equipment and other property of whatever nature originally included in the Facility Assets on the Closing Date.

          "Confidential Information" shall mean (a) the MTPX Technology and all
           ------------------------              -
data and other information determined by the Lessee, the Guarantor, the Operator or any of their respective designees to be "Confidential Information" with respect to the MTPX Technology and any improvements, modifications, changes or additions to the MTPX Technology during the Lease Term or the period during which the Ground Lease or any Support Agreement is effective and (b) any other
                                                                  -
technology, information or data relating to the production, marketing, sale or distribution of paraxylene or benzene, toluene and xylene or any components thereof determined by the Lessee, the Guarantor, the Operator or any of their respective designees to be "Confidential Information", including, without limitation, processes, formulae, data, reports, software, know-how, improvements, discoveries, developments, designs, patented and unpatented inventions, trade secrets, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, customer and supplier lists and compilations of information.

          "Conveyancing Instrument" shall mean the Special Warranty Deed, Bill
           -----------------------
of Sale and Assignment of Facility Assets, from Mobil Oil Corporation to the Owner Trustee, dated the Closing Date and delivered pursuant to Sections 3.1 and 4.2 of the Participation Agreement.

          "Corporate Trust Office" shall mean (i) when used with respect to the
           ----------------------              -
Pass Through Trustee, the office of the Pass Through Trustee in the city at which at any particular time its corporate trust business shall be principally administered; (ii) when used with respect to the Indenture Trustee, the
               --
Indenture Trustee Office and (iii) when used with respect to the Owner Trustee,
                              ---
the Corporate Trust Administration department of the Trust Company or such other office of the Owner Trustee in the city at which at any particular time its corporate trust business shall be principally administered.

          "Debt Percentage" shall mean the percentage set forth as the "Debt
           ---------------
Percentage" in Schedule 2 to the Participation Agreement.

          "Debt Rate" shall mean the weighted average interest rate borne by
           ---------
the Secured Notes originally issued under the Indenture.

          "Easements" shall have the meaning specified in the Ground Lease.
           ---------

          "EBO Date" shall mean each of the Initial EBO Date and the Second
           --------
EBO Date, as the context may require.

          "EBO Percentage" shall mean the applicable percentage set forth as an
           --------------
"EBO Percentage" in Schedule 4 to the Lease, subject to adjustment in accordance with Section 4 of the Lease and Section 2.12 of the Participation Agreement.

          "EBO Purchase Price" shall mean each of the Initial EBO Purchase
           ------------------
Price and the Second EBO Purchase Price, as the context may require.

          "Eligible Bank" shall mean any bank or trust company (including the
           -------------
Indenture Trustee and the Pass Through Trustee) which shall be a member of the Federal Reserve System and shall have a combined capital, surplus and undivided profits of not less than $100,000,000.

          "Employer Plan" shall mean each plan as to which the Owner Participant
           -------------
is a party in interest by virtue of (i) Section 3(14)(C) of ERISA or (ii)
                                     -                                --
Section 3(14)(E) of ERISA (to the extent it relates to subsection (C)) or (iii)
                                                                           ---
Section 3(14) (G) of ERISA (to the extent it relates to subsection (C) or (E)) (but only to the extent subsection (E) relates to subsection (C)).

          "Environmental Claims" shall mean any Claim, action, cause of action,
           --------------------
investigation conducted by a Governmental Authority or written notice by any Person or entity alleging potential liability (including, without limitation, potential liability for cleanup costs, Remedial Action, Releases, governmental response costs, natural resources damages, property damages, personal injuries, or penalties)
arising out of, based on or resulting from (a) the presence or release into the
                                            -
environment of any Hazardous Material or (b) circumstances forming the basis of
                                          -
any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" shall mean all United States Federal, state and
           ------------------
local laws and regulations, relating to pollution or protection of the environment (including, without limitation, ambient air, surface, water, groundwater, land surface or subsurface strata, wetlands, wildlife, aquatic species, vegetation and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Federal Insecticide, Fungicide, and Rodenticide Act; the Resource Conservation Recovery Act; the Superfund Amendments and Reauthorization Act of 1986; the Toxic Substances Control Act; the Hazardous Material Transportation Act; the Clean Air Act; the Federal Water Pollution Control Act; the Safe Drinking Water Act and their state and local counterparts or equivalents.

          "Environmental Lien" shall mean any Lien in favor of any Governmental
           ------------------
Agency resulting from Environmental Claims.

          "Environmental Permits" shall mean all permits, consents, licenses,
           ---------------------
certificates and other approvals or authorizations required under Environmental Laws.

          "Equity Percentage" shall mean an amount equal to 100% minus the Debt
           -----------------
Percentage, which amount shall be not less than 15%.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974.

          "ERISA Plan Assets" shall mean the assets of (i) an employee benefit
           -----------------                            -
plan subject to Part 4 of Subtitle B of Title I of ERISA or (ii) a "Plan" within
                                                             --
the meaning of Section 4975(e)(1) of the Code or (iii) any other entity deemed
                                                  ---
to hold "plan assets" as defined in 29 C.F.R. (S)2510.3-101 of any plan.

          "Event of Loss" shall mean any of the following events:  (a) the (i)
           -------------                                            -       -
loss, theft, destruction or disappearance of or (ii) occurrence of damage
                                                 --
(which, in the Lessee's reasonable, good faith opinion, renders repair or replacement uneconomic) to the Facility Assets or a Significant Portion thereof;
(b) the permanent condemnation, confiscation or seizure of, or requisition of
 -
title to, the Facility Assets or a Significant Portion thereof by any Governmental Authority; (c) the requisition of use of the Facility Assets or a
                         -
Significant Portion thereof by any Governmental Authority for a period (i) which
                                                                        -
has been on going for one year and which is reasonably expected to exceed the remaining portion of the Basic Lease Term or (ii) which extends beyond the date
                                              --
which is twelve (12) months prior to the scheduled expiration of the Basic Lease Term or any Renewal Term, as the case may be or (d) the receipt of insurance
                                                 -
proceeds based upon an actual or constructive total loss of the Facility Assets or a Significant Portion thereof. The occurrence of any of the events set forth above in this definition with respect to the Site or a Significant Portion of the Site may constitute, as determined in the Lessee's reasonable judgment, an Event of Loss with respect to the Facility Assets.

          "Excepted Payments" shall mean and include (i) any indemnity or other
           -----------------                          -
payment (whether or not Supplemental Rent) payable under any Operative Document (including, without limitation, any amount payable by the Guarantor under the Guaranty in respect of indemnity amounts payable by the Lessee under any Operative Document) directly to any Person (including, without limitation, the Trust Company or State Street Bank and Trust Company in its individual capacity) other than the Indenture Trustee, any Holder, the Owner Trustee, the Trust Estate or the Indenture Estate; (ii) (A) insurance proceeds, if any, payable to
                                 --   -
the Trust Company, the Owner Trustee or the Owner Participant under insurance separately maintained by the Trust Company, the Owner Trustee or the Owner Participant as permitted by Section 13.4 of the Lease except to the extent that the payment of any such proceeds diminishes any recovery available under an insurance policy required to be maintained under Section 13 of the Lease or

(B) proceeds of personal injury or property damage liability insurance payable
 -
to or for the benefit of the Trust Company, the Owner Trustee or the Owner Participant under any Operative Document; (iii) any amount payable to the Owner
                                           ---
Participant pursuant to the Tax Indemnity Agreement (including any periodic payments thereunder) or for the account of the Owner Participant pursuant to
Section 12.2 of the Participation Agreement (or any
amount payable by the Guarantor under the Guaranty in respect of amounts payable to the Owner Participant pursuant to the Tax Indemnity Agreement or for the account of the Owner Participant pursuant to Section 12.2 of the Participation Agreement); (iv) that portion of Stipulated Loss Value, Termination Value and
             --
EBO Purchase Price payments attributable to Tax Indemnity Agreement obligations of the Lessee (or payments by the Guarantor under the Guaranty in respect of such portion of Stipulated Loss Value, Termination Value and EBO Purchase Price); (v) if the Lessee exercises a purchase option under Section 6 or Section
         -
7 of the Lease and assumes the Secured Notes on a full recourse basis pursuant to Section 3.04 of the Indenture, that portion of the applicable purchase price in excess of the principal of and accrued interest on the Outstanding Secured Notes; (vi) if the Lessee or its designee purchases the Beneficial Interest
        --
pursuant to Section 16.1 of the Participation Agreement, that portion of the applicable purchase price in excess of the principal of and accrued interest on the Outstanding Secured Notes and (vii) interest at the Overdue Rate payable
                                   ---
(to the extent permitted by applicable law) by the Lessee (or the Guarantor) to the Trust Company, the Owner Trustee or the Owner Participant on any of the amounts described in clauses (i) through (vi) above; together with the right to demand, collect, sue for, exercise remedies to enforce, or otherwise obtain amounts referred to in clauses (i) through (vii) of this definition.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Facility" shall mean the Facility Assets and the leasehold estate
           --------
created by the Ground Lease in the Site.

          "Facility Assets" shall mean the assets identified in Exhibit A to the
           ---------------
Lease, together with (x) all Components thereof, (y) all Replacement Components
                      -                           -
which may from time to time be incorporated in or installed in or attached thereto, title to which shall have vested in the Lessor pursuant to Section 11.5(b) or 11.7 of the Lease, and (z) those Modifications to the Facility Assets
                                   -
described in Section 11.5(b) of the Lease, title to which shall have vested in the Lessor pursuant to such Section 11.5(b).

          "Fair Market Rates" of any service shall mean the cash price that
           -----------------
would be obtained in an arm's-length transaction between an informed and willing provider of such service (under no compulsion to provide such service) and an informed and willing user of such service (under no com-pulsion to use such service) of the service in question, at the location where such service is to be provided.


          "Fair Market Renewal Term" shall mean a period, during which the
           ------------------------
Facility Assets may be leased for Fair Market Rental Value as permitted by
Section 5.1 of the Lease, commencing at the end of the Basic Lease Term or any Renewal Term and ending on the date chosen by the Lessee pursuant to Section 5.3 of the Lease or such shorter period as may result from earlier termination of the Lease.

          "Fair Market Rental Value" or "Fair Market Sales Value" of any
           -------------------------      -----------------------
property or services as of any date shall mean the cash rent or cash price that would be obtained in an arm's-length lease or sale, respectively, between an informed and willing lessee or buyer (under no compulsion to lease or purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell) of the property or services in question; provided that the "Fair Market
                                               --------
Rental Value" or "Fair Market Sales Value" for the Facility Assets shall be (A)
                                                                             -
determined on the assumption that the Facility Assets (w) are unencumbered by
                                                       -
the Lease, including any purchase or renewal options thereunder and the Bene-ficial Interest purchase option under Section 16.1 of the Participation Agreement, (x) have been maintained in accordance with the requirements of
            -
Section 11 of the Lease and (y) are in a condition suitable for the production
                             -
of paraxylene using the MTPX Technology, (B) determined on the assumption that
                                          -
the lessee or buyer will have all the rights and obligations of the Ground Lessee set forth in the Ground Lease and all rights and obligations under any Support Agreements that are to be entered into pursuant to Section 10.9 of the Participation Agreement and are necessary to permit the operation of the Facility Assets for their intended purpose as contemplated by such Section
10.9 and (C) determined without regard to the presence of the Facility Assets
          -
within the Refinery, it being understood that for purposes hereof the Facility Assets are to be valued solely on a stand-alone basis but in place at their current location; provided further that, notwithstanding the foregoing, for
                  -------- -------
purposes of Section 16.1 of the Lease, such value shall be determined without making the assumptions described in clauses (A)(x) and (A)(y) and clause (B) of the preceding proviso.

          "Final Appraisal" shall mean the appraisal delivered pursuant to
           ---------------
 Section 4.5(a) of the Participation Agreement.

          "Final Determination" shall mean (i) a decision, judgment, decree or
           -------------------              -
other order by any court of competent jurisdiction that resolves the matter, which decision, judgment, decree or other order has become final (i.e., the
                                                                  - -
earliest of when (x) all allowable appeals have been exhausted by either party
                  -
to the action or (y) the time for filing all allowable appeals has expired; (ii)
                  -                                                          --
a closing agreement entered into under Section 7121 of the Code (or any successor provision) or any other settlement agreement entered into in connection with the administrative or judicial proceedings, in any case with the Lessee's consent; (iii) the expiration of the time for instituting an
                       ---
initial suit with respect to a claimed deficiency and for instituting a claim for refund, or, if a refund claim was filed, the expiration of the time for instituting suit with respect thereto or (iv) in the case of a Tax subject to
                                          --
indemnification by the Lessee under the Participation Agreement or the Tax Indemnity Agreement, the point in time when the Tax Indemnitee is no longer required to contest the imposition of such Tax pursuant to Section 12.2(e) of the Participation Agreement or Section 7 of the Tax Indemnity Agreement, as the case may be.

          "Fixed Price Purchase Amount" shall mean the amount specified as such
           ---------------------------
in Schedule 4 to the Lease

Lessor's Cost.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America.

          "Governmental Actions" shall mean all applicable actions,
           --------------------
authorizations, consents, approvals, waivers, exceptions, variances, franchises, filings, orders, permits, licenses, exemptions, publications, notices from and declarations of any Governmental Authority, including, with-out limitation, those pertaining to Environmental Laws and Environmental Permits.

          "Governmental Authority" shall mean any applicable nation or
           ----------------------
government, any state, county, municipality or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Governmental Rule" shall mean applicable statutes, laws, rules,
           -----------------
codes, ordinances, decisions, regulations, permits, certificates and orders of any Governmental Authority now or hereafter in effect and any interpretation thereof by competent Governmental Authority, including any judicial or administrative order, consent decree, settlement agreement or judgment, including, without limitation, Environmental Laws.


          "Ground Lease" shall mean the Ground Lease Agreement, dated as of the
           ------------
Closing Date, by and between the Ground Lessor, as lessor, and the Owner Trustee, as lessee, relating to the Site.

          "Ground Lessee" shall mean the Owner Trustee as lessee under the
           -------------
Ground Lease.

          "Ground Lessor" shall mean Mobil Oil Corporation or any successor,
           -------------
assignee or other transferee, as lessor under the Ground Lease.

          "Guarantor" shall mean Mobil Corporation, a Delaware corporation, in
           ---------
its capacity as guarantor, or any successor, assignee or other transferee, as guarantor under the Guaranty, as permitted by the terms of the Guaranty.

          "Guaranty" shall mean the Guaranty, dated as of May 28, 1997, by
           --------
the Guarantor in favor of the Owner Trustee, the Trust Company, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Cer-tificateholders from time to time.

          "Hazardous Materials" shall mean all substances or materials regulated
           -------------------
at any time of determination as toxic or hazardous according to any United States federal or State of Texas law or regulation.

          "Holder" shall mean a registered holder of a Secured Note and shall
           ------
include, so long as the Pass Through Trustee is a registered holder of a Secured Note, the Pass Through Trustee.

          "Indemnitee" shall mean the Owner Trustee (both in its individual and
           ----------
its trust capacities), the Owner Participant, the Indenture Trustee (both in its individual and its trust capacities), the Pass Through Trustee (both in its individual and trust capacities) and the Loan Participant.

          "Indenture" shall mean the Trust Indenture, Deed of Trust, Assignment
           ---------
of Lease and Security Agreement, dated as of the Closing Date, between the Owner Trustee and the Indenture Trustee.

          "Indenture Default" shall mean an event which, after giving of notice
           -----------------
or lapse of time, or both, would become an Indenture Event of Default.


          "Indenture Estate" shall have the meaning specified in the Granting
           ----------------
Clause of the Indenture.

          "Indenture Event of Default" shall have the meaning specified in
           --------------------------
Section 5.02 of the Indenture.

          "Indenture Indebtedness" shall have the meaning specified in the
           ----------------------
Recitals to the Indenture.

          "Indenture Supplement" shall mean any indenture supplement,
           --------------------
substantially in the form of Exhibit D to the Indenture, that may be executed and delivered by the Owner Trustee and the Indenture Trustee from time to time.

          "Indenture Trustee" shall have the meaning specified in the preamble
           -----------------
to the Indenture.

          "Indenture Trustee Office" shall mean the office of the Indenture
           ------------------------
Trustee located at Two International Place, Boston, Massachusetts 02110 or such other office as may be designated by the Indenture Trustee to the Owner Trustee and the Lessee.

          "Indenture Trustee's Liens" shall mean any Lien on or relating to or
           -------------------------
affecting all or any part of the Facility, the Site, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent (a) which results from any
                                                     -
act of, or failure to act by, or any Claim against or affecting, the Indenture Trustee (in its individual capacity or as trustee) unrelated to the Indenture Trustee's participation in the transactions contemplated by the Participation Agreement or any other Operative Document, or which results from any violation by the Indenture Trustee (in its individual capacity or as trustee) of any of the terms of the Operative Documents; (b) which results from any Tax owed by the
                                       -
Indenture Trustee (in its individual capacity or as trustee), except that Indenture Trustee's Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Indenture Trustee (in its individual capacity or as trustee) pursuant to Section 12.2 of the Participation Agreement until such time as the Lessee shall have already paid to, or on behalf of, the Indenture Trustee, the Tax or an indemnity with respect to the same or
(c) which results from any Claim against the Indenture Trustee arising out of
--
the voluntary or involuntary transfer

(other than pursuant to Section 16.1 of the Lease) by the Indenture Trustee of all or any part of its interest in the Facility, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent.


          "Independent" shall mean, when used with respect to any specified
           -----------
Person, a Person who (1) is in fact independent; (2) does not have any direct
                      -                           -
financial interest in the Trust Company, the Owner Trustee, the Owner Partici-pant or the Lessee or any Affiliate of any of them and (3) is not connected with
                                                        -
the Trust Company, the Owner Participant or the Lessee or any such Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided that any Independent Person's opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by the Lessee and approved by the Indenture Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

          "Independent Investment Banker" shall mean an independent investment
           -----------------------------
banking institution of national standing appointed by the Lessee on behalf of the Owner Trustee; provided that if the Indenture Trustee shall not have
                   --------
received written notice of such an appointment at least ten (10) days prior to the relevant Redemption Date or Lease Termination Date or if a Lease Event of Default shall have occurred and be continuing, "Independent Investment Banker"
                                                -----------------------------
shall mean such an institution appointed by the Indenture Trustee.

          "Initial EBO Date" shall mean the date set forth as the
           ----------------
"Initial EBO Date" in Schedule 4 to the Lease.

          "Initial EBO Purchase Price" shall mean the product of (x) Lessor's
           --------------------------                             -
Cost and (y) the EBO Percentage specified in Schedule 4 to the Lease for the
          -
Initial EBO Date, as the same may be adjusted as specified in the Lease.

          "Initial Secured Notes" shall mean the Secured Notes issued under the
           ---------------------
Indenture on the Closing Date or any Secured Notes issued in exchange therefore pursuant to Sections 2.06 and 2.07 of the Indenture.

          "Initial Sublease" shall mean the sublease agreement, dated as of the
           ----------------
Closing Date, between the Lessee and the Operator.

          "Interest Payment Date" shall mean each January 2 and July 2.
           ---------------------

          "Investment" shall have the meaning specified in Section 2.1 of
           ----------
the Participation Agreement.

          "Lease" shall mean the Facility Assets Lease Agreement, dated as of
           -----
the Closing Date, between the Lessor and the Lessee.

          "Lease Default" shall mean an event which, after giving of notice or
           -------------
lapse of time, or both, would become a Lease Event of Default.

          "Lease Event of Default" shall have the meaning specified in Section
           ----------------------
 15 of the Lease.

          "Lease Supplement" shall mean any supplement to the Lease entered
           ----------------
into pursuant to the Lease.

          "Lease Term" shall mean, collectively, the Basic Lease Term and
           ----------
all Renewal Terms (if any).

          "Lease Termination Date" shall mean the last day of the Lease Term,
           ----------------------
whether occurring by reason of expiration of the Lease Term or upon earlier termination of the Lease pursuant to the terms thereof (including, without limitation, termination pursuant to Section 16.1 of the Lease).

          "Lessee" shall mean Mobil Chemical Finance (Texas) Inc., a Delaware
           ------
corporation, or any successor, assignee or other transferee, as lessee, under the Lease, as permitted by the Operative Documents.

          "Lessee's Net Present Value Cost" shall mean the sum of the net
           -------------------------------
present value of Basic Rent payable through the Second EBO Date and the net present value of the Second EBO Purchase Price, in each case discounted semi-annually at the rate specified in Schedule 4 to the Participation Agreement; provided that, with respect to any
--------
adjustment made under Section 4 of the Lease after the Second EBO Date, Lessee's Net Present Value Cost shall mean the net present value of Basic Rent payable through the end of the then scheduled Lease Term discounted semi-annually at a rate to be supplied by the Lessee.

          "Lessor" shall mean the Owner Trustee as lessor under the Lease.
           ------

          "Lessor's Cost" shall mean the amount set forth in the notice of
           -------------
closing delivered by the Lessee pursuant to Section 2.4 of the Participation Agreement.


          "Lessor's Liens" shall mean any Lien on or relating to or affecting
           --------------
all or any part of the Facility, the Site, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent (a) which results from any act of, or
                                         -
any failure to act by, or any Claim against or affecting, the Trust Company or the Owner Trustee unrelated to its interest in the Facility, the administration of the Trust Estate or the Trust Company's or the Owner Trustee's participation in the transactions contemplated by the Participation Agreement or any other Operative Document, or which results from any violation by the Trust Company or the Owner Trustee of any of the terms of the Operative Documents;
(b) which results from any Tax owed by the Trust Company or the Owner Trustee,
--
except that Lessor's Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Trust Company or the Owner Trustee until such time as the Lessee shall have already paid to, or on behalf of, the Trust Company or the Owner Trustee, as the case may be, the Tax or an indemnity with respect to the same or (c) which results from any Claim against
                                       -
the Trust Company or the Owner Trustee arising out of the voluntary or involuntary transfer (other than pursuant to Section 16.1 of the Lease) by the Owner Trustee of all or any part of its interest in the Facility, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent, including, without limitation, by means of granting a security interest therein other than the Lien of the Indenture.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien, right of others or charge of any kind, including, without limitation, any Environmental Liens, any right of first refusal, any title defect, conditional sale or other title retention agreement or any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the UCC (or any similar law) of any jurisdiction.

          "Loan Participant" shall mean and include each Holder (including, so
           ----------------
long as it holds a Secured Note, any Pass Through Trustee).

          "Loan Participant's Liens" shall mean any Lien on or relating to, or
           ------------------------
affecting all or any part of, the Facility, the Site, the Lease, the Trust Estate, the In-
denture Estate or any payment of Rent (a) which results from any act of, or any
                                       -
failure to act by, or any Claim against or affecting, the Loan Participant unrelated to the Loan Participant's participation in the transactions contemplated by the Operative Documents or which results from any violation by the Loan Participant of any of the terms of the Operative Documents; (b) which
                                                                      -
results from any Tax owed by the Loan Participant, except that Loan Participant's Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Loan Participant until such time as the Lessee shall have already paid to, or on behalf of, the Loan Participant the Tax or an indemnity with respect to the same or (c) which results from any Claim
                                             -
against the Loan Participant arising out of the voluntary or involuntary transfer (other than pursuant to Section 16.1 of the Lease) by the Loan Participant of all or any part of its interest in the Secured Notes, the Facility, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent.

          "Majority in Interest of Holders of Notes" shall mean, as of any date
           ----------------------------------------
of determination, Holders holding in aggregate more than 51% of the total principal amount of the Secured Notes Outstanding.

          "Make-Whole Amount" shall mean, with respect to the principal amount
           -----------------
of any Outstanding Secured Note of any series to be redeemed or purchased on any Redemption Date, the amount which the Independent Investment Banker determines as of the fourth Business Day prior to such Redemption Date to equal the excess, if any, of (x) the sum of the present values of all the remaining scheduled
            -
payments of principal and interest from the Redemption Date to maturity of such Secured Note, discounted semi-annually on each Interest Payment Date at a rate equal to the Treasury Rate plus 0.10%, based on a 360-day year of twelve 30-day months, over (y) the unpaid principal amount of such Secured Note plus accrued
              -
but unpaid interest on such Secured Note (but not any accrued interest in default).

          "Maturity Date" shall mean, with respect to the Secured Note of any
           -------------
series, the date specified as the "Maturity Date" for such series on Exhibit B to the Indenture.

          "Memorandum of Lease" shall mean the short-form of Lease or memorandum
           -------------------
of lease to be recorded pursuant to Section 19.5 of the Lease.

          "Modifications" shall mean alterations, modifications, additions and
           -------------
improvements of or to the Facility Assets but shall not include any Component or Replacement Component.


          "Monthly Date" shall mean any date set forth in the first column of
           ------------
Schedule 3 to the Lease.

          "MTPX Technology" shall mean the proprietary catalyst and processes
           ---------------
designed and manufactured by the Chemical Products Division of Mobil Chemical Company for the production of paraxylene as in use with the Facility Assets on the Closing Date.

          "Nonseverable Modification" shall mean any Modification to the
           -------------------------
Facility Assets which is not a Severable Modification.

          "Non-tax Pricing Assumptions" shall have the meaning specified in
           ---------------------------
Schedule 2 to the Participation Agreement.

          "Note Register" shall have the meaning specified in Section 2.04 of
           -------------
the Indenture.

          "Obsolescence Termination" shall have the meaning specified in
           ------------------------
Section 7.2(a) of the Lease.

          "Obsolescence Termination Election" shall have the meaning specified
           ---------------------------------
in Section 7.2(a) of the Lease.

          "Officer's Certificate" and "Officers' Certificate" of any Person
           ---------------------       ---------------------
shall mean a certificate signed on be half of such Person by the Chairman, the President, any Vice President, any Assistant Vice President, Financial Services Officer, the Controller, Assistant Treasurer or the Treasurer of such Person or any other individual duly authorized and acting in such capacity or, in the case of the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, a Responsible Officer of the Owner Trustee, the Pass Through Trustee or the Indenture Trustee.

          "Operative Documents" shall mean the Conveyancing Instrument, the
           -------------------
Assignment, the Guaranty, the Indenture, each Indenture Supplement, the Lease, the Participation Agreement, the Secured Notes, the Ground Lease, the Tax Indemnity Agreement and the Trust Agreement.

          "Operator" shall mean Mobil Oil Corporation or any other sublessee or
           --------
operator under any sublease, assignment, operating or other agreement entered into in accordance with Section 14.2 of the Lease.

          "Outstanding" shall mean, when used with respect to the Secured Notes
           -----------
as of any date of determination, all

Secured Notes theretofore authenticated and delivered under the Indenture, except:

          (i) Secured Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

         (ii) Secured Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Loan Participants with respect to such Secured Notes, provided that if such Secured Notes are to be redeemed or
                    --------
     purchased, notice of such redemption or purchase has been duly given (or provision thereof satisfactory to the Indenture Trustee has been made) and not revoked or otherwise withdrawn pursuant to the Indenture and

        (iii) Secured Notes paid or in exchange for which or in lieu of which other Secured Notes have been authenticated and delivered pursuant to the Indenture;

provided, however, that in determining whether the Holders of the requisite
--------  -------
principal amount of Secured Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Secured Notes owned by or pledged to the Owner Trustee, the Lessee, the Owner Participant, or any Affiliate of the Lessee, the Owner Trustee or the Owner Participant, shall be disregarded and deemed not to be Outstanding, unless such Person owns 100% of the Secured Notes owned by all Persons, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Secured Notes which the Indenture Trustee knows to be so owned or pledged shall be so disregarded. Secured Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Secured Notes and that the pledgee is not the Owner Trustee, the Lessee, the Owner Participant, or any Affiliate of the Owner Trustee, the Lessee or the Owner Participant.

          "Overdue Rate" shall mean a rate per annum equal to (i) with respect
           ------------                                        -
to amounts owing to the Loan Participant constituting payments or prepayments of any Secured Notes of any series, the rate of interest on such series of Secured Notes and (ii) with respect to amounts owing to the Owner Participant, the
           --
Lessee or the Ground Lessor, the rate of interest publicly announced from time to time by Citibank, N.A. in New York City as its "prime" or "base" rate plus 1% (computed on the basis of the actual days elapsed during the relevant period and a 365 day year).

          "Owner Participant" shall mean Fleet National Bank, a national banking
           -----------------
association, and each Person to whom a transfer is effected in accordance with and pursuant to the terms of Section 13 of the Participation Agreement.

          "Owner Participant's Liens" shall mean any Lien on or relating to or
           -------------------------
against all or any part of the Facility, the Site, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent (a) which results from any act of,
                                             -
or any failure to act by, or any Claim against or affecting, the Owner Participant unrelated to the Owner Participant's participation in the transactions contemplated by the Operative Documents or which results from any violation by the Owner Participant of any of the terms of the Operative Docu-ments; (b) which results from any Tax owed by the Owner Participant, except
        -
that Owner Participant's Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Owner Participant (or any member of its consolidated group) until such time as the Lessee shall have already paid to, or on behalf of, the Owner Participant (or such member of its consolidated group), the Tax or an indemnity with respect to the same or (c)
                                                                          -
which results from any Claim against the Owner Participant arising out of the voluntary or involuntary transfer (other than pursuant to Section 16.1 of the Lease) by the Owner Participant of all or any part of its interest in the Facility, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent, including, without limitation, by means of granting a security interest therein other than the Lien of the Indenture.

          "Owner Participant's Net Economic Return" shall mean the original
           ---------------------------------------
Owner Participant's anticipated (i) after-tax yield on the sum of the Investment
                                 -
(on the assumption that none of the Investment is comprised of borrowed funds) plus the Transaction Expenses paid by the Lessor, computed using the multiple investment sinking fund method of analysis and (ii) total (but not periodic)
                                                --
after-tax cash flow
as a percentage of Lessor's Cost, each as computed by the original Owner Participant in accordance with the assumptions and methods of calculation employed in the original calculation of the Basic Rent Percentages, Stipulated Loss Value Percentages, Termination Value Percentages and EBO
Percentages as of April 1, 1997 (as such assumptions may have been modified pursuant to Section 4 of the Lease or Section 2.12 of the Participation Agreement) through each EBO Date and the end of the Basic Lease Term; provided that (a) in the case of any Modification to the Facility Assets financed
      -
pursuant to a Supplemental Financing in which the Owner Participant has made an equity investment, the Owner Participant's Net Economic Return shall be computed in accordance with the terms and conditions agreed to by the Owner Participant and the Lessee at the time of such Supplemental Financing and (b) in the case
                                                               -
of any Modification financed pursuant to a Supplemental Financing in which the Owner Participant has not made an equity investment, the Tax Pricing Assumptions with respect to such Modification and such Supplemental Financing shall be determined under the law in effect at the time of such Supplemental Financing and by taking into account the United States federal, state and local tax posture of the Owner Participant at the time of such Supplemental Financing, as determined by the Owner Participant in its reasonable, good faith judgment and certified by the Owner Participant to the Lessee in writing and, if requested by the Lessee, verified by a nationally recognized independent accounting firm mutually acceptable to the Owner Participant and the Lessee.

          "Owner Trustee" shall have the meaning set forth in the preamble to
           -------------
the Trust Agreement.

          "Owner Trustee Documents" shall have the meaning specified in Section
           -----------------------
2 of the Trust Agreement.

          "Participant" shall mean the Loan Participant or the Owner Participant
           -----------
and "Participants" shall mean all of them.
     ------------

          "Participation Agreement" shall mean the Participation Agreement,
           -----------------------
dated as of May 28, 1997, among the Lessee, the Owner Participant, the Pass Through Trustee, the Indenture Trustee and the Owner Trustee.

          "Pass Through Certificates" shall mean any certificates from time to
           -------------------------
time issued and outstanding under and pursuant to the Pass Through Trust Documents.

          "Pass Through Trust" shall mean, with respect to any Pass Through
           ------------------
Trust Supplement, the trust created by the Pass Through Trust Agreement, as modified by such Pass Through Trust Supplement.


          "Pass Through Trust Agreement" shall mean the Pass Through Trust
           ----------------------------
Agreement, dated as of October 4, 1996 among the Guarantor, the Lessee, the Pass Through Trustee and certain other parties, as modified or amended pursuant to the applicable provisions thereof.

          "Pass Through Trust Documents" shall mean the Pass Through Trust
           ----------------------------
Agreement and each Pass Through Trust Supplement.

          "Pass Through Trust Property" in the case of each Pass Through Trust,
           ---------------------------
shall mean the "Property" as defined in the Pass Through Trust Agreement and the applicable Pass Through Trust Supplement.

          "Pass Through Trust Supplement" shall mean the Pass Through Trust
           -----------------------------
Supplement 1997A-1, dated as of the Closing Date, among the Guarantor, the Lessee and the Pass Through Trustee, as modified or amended pursuant to applicable provisions thereof and of the Pass Through Trust Agreement.

          "Pass Through Trustee" shall mean State Street Bank and Trust Company,
           --------------------
not in its individual capacity except as expressly provided in any Pass
Through Trust Document or in any Operative Document, but solely as Pass
Through Trustee under the Pass Through Trust Documents, or its successor in interest, and any successor trustee appointed as provided therein.

          "Pass Through Trustee's Liens" shall mean the "Trustee's Liens", as
           ----------------------------
such term is defined in Section 7.16 of the Pass Through Trust Agreement.

          "Pass Through Underwriter" shall have the meaning set forth in Section
           ------------------------
2.9(a) of the Participation Agreement.

          "Permitted Investments" shall mean (i) obligations of the United
           ---------------------              -
States as of America, or obligations fully guaranteed as to interest and principal by the United States of America; (ii) certificates of deposit issued
                                            --
by an Eligible Bank or interest-bearing insured accounts in an Eligible Bank;

(iii) commercial paper, rated at least P-1 (or comparable rating) by Moody's
----
Investors Service, Inc.  (or
any successor thereto) or at least A-1 (or comparable rating) by Standard and Poor's Corporation (or any successor thereto) or (iv) a money market fund
                                                  --
registered under the Investment Company Act of 1940, the portfolio of which is limited to U.S. government obligations and U.S. agency obligations.

          "Permitted Liens" shall mean (a) the respective rights and interests
           ---------------              -
of the Lessee, the Owner Participant, the Lessor, the Indenture Trustee and the Holders, as provided in the Operative Documents; (b) Lessor's Liens, Owner
                                                  -
Participant's Liens, Indenture Trustee's Liens, Loan Participant's Liens and Pass Through Trustee's Liens; (c) Liens for Taxes either not delinquent or being
                               -
contested in good faith and by appropriate proceedings, so long as such pro-ceedings do not involve any material danger of the sale, forfeiture or loss of any material part of the Facility or title thereto or any interest therein; (d)
                                                                             -
materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, arising in the ordinary course of business of the Lessee or Operator or any other sublessee or operator under any sublease, assignment, operating or other agreement permitted by the Lease, or arising in the course of construct-ing, repairing, equipping or installing, modifying or expanding the Facility or any part thereof, for amounts either not yet delinquent or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material part of the Facility or title thereto or any interest therein; (e) Liens arising out
                                                           -
of judgments or awards with respect to which at the time an appeal or pro-ceeding for review is being prosecuted in good faith so long as execution of such judgment or award shall have been stayed or otherwise lifted pending such appeal or proceeding for review and so long as during such proceeding there is no material danger of the sale, forfeiture or loss of any material part of the Facility or title thereto or any interest therein; (f) Liens, assignments and
                                                    -
subleases permitted by Section 14.2 of the Lease and the rights of the Operator under the Initial Sublease and the rights of any other Operator or any sub-sublessee under any other sublease (or sub-sublease) permitted by Section 14.2 of the Lease; (g) Liens that do not materially adversely affect the use of the
               -
Facility for its intended purposes, do not secure the payment or performance of any obligation with respect to borrowed money, and do not create any material risk of loss of title or possession of the Site or the Facility Assets and (h)
                                                                            -
the rights and interests of the Ground Lessor as permitted by the Ground Lease.

          "Person" shall mean any individual, partnership, corporation, trust,
           ------
unincorporated association, joint venture, government or any department or agency thereof or any other entity.

          "Pre-Closing Change in Tax Law" shall mean a change in the Code or
           -----------------------------
Treasury Regulations (other than with respect to the alternative minimum tax) that is enacted or adopted after April 1, 1997 and prior to the Closing that affects the Tax Pricing Assumptions set forth in Schedule 2 to the Participation Agreement.

          "Preferred Stock" shall mean, with respect to any Person, any and all
           ---------------
shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all classes and series of preferred or preference stock.

          "Premium" shall mean the Make-Whole Amount, if any, payable pursuant
           -------
to Article III of the Indenture.

          "Premium Termination Date" shall mean, with respect to any Series
           ------------------------
1997-A Secured Notes, the date set forth as the "Premium Termination Date" with
                                                 ------------------------
respect to such series in Exhibit B to the Indenture.

          "Purchase Notice" shall have the meaning specified in Section 6.2(a)
           ---------------
of the Lease.

          "Purchase Redemption Date" shall have the meaning specified in Section
           ------------------------
3.02(c) of the Indenture.

          "Redemption Date" shall mean the date on which the Secured Notes are
           ---------------
to be redeemed pursuant to Section 3.02, 3.05 or 3.06 of the Indenture.

          "Redemption Price" shall have the meaning specified in Section 3.10
           ----------------
of the Indenture.

          "Refinery" shall mean the refinery and chemical complex, located in
           --------
Beaumont, Texas, and operated on the Closing Date by one or more Affiliates of the Lessee, within the boundaries of which the Site is located, but excluding the Facility.

          "Refunded Secured Notes" shall have the meaning specified in Section
           ----------------------
15.1 of the Participation Agreement.

          "Refunding Secured Notes" shall have the meaning specified in Section
           -----------------------
15.1 of the Participation Agreement.

          "Registration Statement" shall mean the Registration Statement on
           ----------------------
Form S-3 that was filed by Mobil Corporation, Mobil Marine Finance Company I Inc., Mobil Marine Finance Company II Inc., Mobil Lease Finance Company Inc., Mobil Chemical Finance (Texas) Inc., Mobil Chemical Finance (Louisiana) Inc., Mobil Petrorail Finance Inc., Mobil Transport Finance Company Inc. and Mobil Equipment Finance Company Inc. with the SEC, and became effective on November 12, 1996, as the same may be modified and supplemented from time to time with respect to the offering of the Pass Through Certificates.

          "Related Indemnitee Group" shall mean, with respect to each
           ------------------------
Indemnitee, its Affiliates, officers, directors, employees, agents, representatives, successors and assigns.

          "Release" shall mean the release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migrating into the environment of any Hazardous Material through or in the air, soil, surface water or groundwater; provided that the presence in compliance with
                      --------
Environmental Laws of toluene, xylene, benzene, paraxylene or other chemicals, hydrocarbons or substances used in or related to the production of benzene or paraxylene in the Facility Assets shall not constitute a Release.

          "Relevant Amendment" shall have the meaning specified in Section 3.04
           ------------------
of the Indenture.

          "Relevant Date" shall have the meaning specified in Section 3.04 of
           -------------
the Indenture.

          "Relevant Date Supplement" shall have the meaning specified in Section
           ------------------------
3.04 of the Indenture.

          "Relevant Taxes" shall mean any United States federal or Texas Taxes
           --------------
(other than net income tax) upon or with respect to the Facility or any Lease or sublease rentals with respect thereto, or any amount payable upon a purchase of the Facility Assets or the Beneficial Interest by the Lessee, or otherwise with respect to or in connection with the transactions contemplated by the Operative Documents, that would (x) be payable by the Lessee or the Oper-
ator or (y) result in indemnity payments by the Lessee pursuant to Section 12.2
         -
of the Participation Agreement.

          "Remedial Action" shall mean actions required by any Governmental
           ---------------
Authority to (i) clean up, remediate, remove or treat Hazardous Materials in
              -
the environment; (ii) prevent the Release or further Release or minimize the
                  --
further Release of Hazardous Materials or (iii) investigate and determine if a
                                           ---
remedial response is needed, to design such a response and post-remedial investigation, monitoring, operation and maintenance.

          "Renewal Notice" shall have the meaning specified in Section 5.3 of
           --------------
the Lease.

          "Renewal Term" shall mean any Fair Market Renewal Term.
           ------------

          "Renewal Term Expiry Date" shall mean the scheduled expiration date of
           ------------------------
any Renewal Term.

          "Rent" shall mean, collectively, Basic Rent and Supplemental Rent.
           ----

          "Replacement Component" shall mean a replacement to any Component or
           ---------------------
Replacement Component, title to which shall have vested in the Lessor pursuant to Section 11.5(b) or Section 11.7 of the Lease.

          "Request" shall have the meaning specified in Section 2.08(b) of the
           -------
Indenture.

          "Required Modifications" shall have the meaning set forth in Section
           ----------------------
11.3 of the Lease.

          "Responsible Officer", when used with respect to the Owner Trustee,
           -------------------
the Indenture Trustee or the Pass Through Trustee, shall mean an officer in its corporate trust administration department (or any successor group of the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) or any other officer customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Return Arrangement Period" shall mean (a) for the Basic Lease Term,
           -------------------------              -
the period, if any, commencing on
the eighteenth anniversary of the Closing Date and ending on the earlier of (x)
                                                                             -
the date the Lessee shall have given irrevocable notice of its intention to exercise its option to purchase the Facility Assets pursuant to Section 6 of the Lease or to renew the Lease pursuant to Section 5 of the Lease and (y) the date
                                                                    -
the Facility Assets are returned to the Lessor and (b) for any Renewal Term, the
                                                    -
period, if any, commencing on the date that is two (2) years preceding the last
                                                    -
day of such Renewal Term chosen by the Lessee pursuant to Section 5.3 of the Lease and ending on the earlier of (xx) the date the Lessee shall have given
                                    --
irrevocable notice of its intention to exercise its option to purchase the Facility Assets pursuant to Section 6 of the Lease or to renew the Lease pursuant to Section 5 of the Lease and (yy) the date the Facility Assets are
                                        --
returned to the Lessor.

          "Return Confidential Information" shall mean all Confidential
           -------------------------------
Information necessary to the operation of the Facility as modified by the Modifications described in Section 11.5(b) of the Lease.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Second EBO Date" shall mean the date set forth as the "Second EBO
           ---------------
Date" in Schedule 4 to the Lease.

          "Second EBO Purchase Price" shall mean the product of (x) Lessor's
           -------------------------                             -
Cost and (y) the EBO Percentage specified as for the Second EBO Date in Schedule
          -
4 to the Lease, as the same may be adjusted as specified in the Participation Agreement and the Lease.

          "Secured Notes" shall mean all notes from time to time issued and
           -------------
Outstanding under and pursuant to the Indenture.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Series 1997-A Secured Notes" shall mean the Series 1997 A Secured
           ---------------------------
Notes, issued under Section 2.01 of the Indenture, and shall include any Series 1997 A Secured Notes issued in exchange therefor or replacement thereof pursuant to Section 2.07 of the Indenture.

          "Severable Modification" shall mean any Modification to the Facility
           ----------------------
Assets permitted under the Lease which
can be readily removed from the Facility Assets without causing material damage to the Facility Assets.

          "Significant Portion" shall mean with respect to (i) the Facility
           -------------------                              -
Assets, any portion thereof suffering any of the events in clauses (a), (b), (c) or (d) of the definition of Event of Loss for which the total cost of repair, rebuilding or replacement to the condition and repair then required by the terms of the Lease is at least 15% of the Stipulated Loss Value of the Facility Assets determined as of the Stipulated Loss Value Determination Date next succeeding the date of the applicable event or occurrence and (ii) the Site or the
                                                    --
Refinery, any portion thereof that, in the reasonable judgment of the Lessee is material to the functioning or operation of the Facility Assets as intended under the Lease.

          "Site" shall have the meaning set forth in the Ground Lease.
           ----

          "Special Termination" shall have the meaning specified in Section
           -------------------
7.2(a) of the Lease.

          "Special Termination Election" shall have the meaning specified in
           ----------------------------
Section 7.2(a) of the Lease.

          "Specified Lease Event of Default" shall mean a Lease Default or Lease
           --------------------------------
Event of Default, in each case described in paragraph (a), (g) or (h) of
Section 15 of the Lease.

          "Stipulated Loss Value", shall mean with respect to the Facility
           ---------------------
Assets, as of any Stipulated Loss Value Determination Date, (i) during the Basic
                                                             -
Lease Term, the amount determined by multiplying Lessor's Cost by the Stipulation Loss Value Percentage set forth opposite such Stipulated Loss Value Determination Date in Schedule 2 to the Lease and (ii) during any Renewal Term,
                                                   --
as determined pursuant to Section 5.4 of the Lease.

          "Stipulated Loss Value Determination Date" shall mean any of the dates
           ----------------------------------------
set forth on Schedule 2 to the Lease.

          "Stipulated Loss Value Percentages" shall mean the percentages set
           ---------------------------------
forth in Schedule 2 to the Lease, subject to adjustment in accordance with
Section 4 of the Lease and Section 2.12 of the Participation Agreement.

          "Subsidiary" of any Person shall mean any corporation, association or
           ----------
other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof (without regard to the occurrence of any contingency) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries (within the meaning of this definition) of that Person, or a combination thereof.

          "Supplemental Financing" shall mean any financing of the cost of any
           ----------------------
Modification to the Facility Assets pursuant to Section 14 of the Participation Agreement.

          "Supplemental Rent" shall mean (i) any and all amounts, liabilities
           -----------------              -
and obligations (other than Basic Rent and any amounts payable under Section 2.4(a) of the Lease) which the Lessee assumes or agrees to pay to or on behalf of the Owner Trustee, the Owner Participant, the Trust Company, the Loan Participant or the Indenture Trustee under any Operative Document, including, without limitation, any payments of indemnification or Stipulated Loss Value or Termination Value or, to the extent provided in Section 3.8 of the Lease, Premium and (ii) any amounts which are expressed in the Indenture to be payable
             --
at the Lessee's expense.

          "Support Agreement" shall have the meaning set forth in Section 10.9
           -----------------
of the Participation Agreement.

          "Taxes" shall mean any and all taxes, impositions, fees, levies,
           -----
assessments, duties, withholdings or other governmental charges of any nature whatsoever (together with any related interest, fines, penalties or additions to tax), however imposed or asserted, by any United States Federal, state or local government or taxing authority (including any possession or territory thereof), or any foreign government or any taxing authority or subdivision thereof, or any international taxing authority or any subdivision or taxing authority thereof, including, without limitation, rental, income, withholding, sales, use, transfer, leasing, personal property, real property, excise, receipts, franchise, value-added, stamp, filing, recording, documentation or license taxes.

          "Tax Claim" shall have the meaning specified in Section 12.2(e) of the
           ---------
Participation Agreement.

          "Tax Indemnitee" shall mean the Owner Trustee (both in its individual
           --------------
capacity and in its trust capacity),
the Owner Participant and the Indenture Trustee (both in its individual capacity and in its trust capacity) but shall not include (i) the Loan Participant, (ii)
                                                  -                         --
the Pass Through Trustee or (iii) any Certificateholder.
                             ---

          "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement,
           -----------------------
dated as of the Closing Date, between the Owner Participant and the Lessee.

          "Tax Pricing Assumptions" shall have the meaning specified in Schedule
           -----------------------
2 to the Participation Agreement.

          "Termination Date" shall have the meaning specified in Section 7.2 of
           ----------------
the Lease.

          "Termination Election" shall have the meaning specified in Section
           --------------------
7.2(a) of the Lease.

          "Termination Owner" shall mean the Person designated as such by the
           -----------------
Owner Participant in accordance with Section 10.9 of the Participation
Agreement.

          "Termination Purchase Price" shall have the meaning specified in
           --------------------------
Section 7.3 of the Lease.

          "Termination Redemption Date" shall have the meaning specified in
           ---------------------------
Section 3.02(b) of the Indenture.

          "Termination Value" shall mean with respect to the Facility Assets (i)
           -----------------                                                  -
as of the Closing Date or any Monthly Date during the Basic Lease Term, the amount determined by multiplying Lessor's Cost by the Termination Value Percentage set forth opposite such date in Schedule 3 to the Lease and (ii)
                                                                        --
during any Renewal Term, as determined pursuant to Section 5.4 of the Lease.

          "Termination Value Percentages" shall mean the percentages set forth
           -----------------------------
on Schedule 3 to the Lease, subject to adjustment in accordance with Section 4 of the Lease and Section 2.12 of the Participation Agreement.

          "Transaction Expenses" shall mean the following fees, expenses,
           --------------------
disbursements and costs incurred in connection with the preparation, execution and delivery of the Operative Documents and the Pass Through Trust Documents and the consummation of the transactions contemplated thereby on the Closing Date, as applicable, provided that such fees, expenses, disbursements and costs (other
               --------
than de minimis amounts) will be subject to the prior written approval of the Lessee (such approval not to be unreasonably withheld), and invoices for all such fees, expenses, disbursements and costs shall have been presented for payment on or prior to the 180th day following the Closing Date: (i) the
                                                                   -
reasonable attorneys' fees and expenses of Thelen, Marrin, Johnson & Bridges
LLP and local counsel to the Owner Participant (limited as set forth in a side letter between the Owner Participant and the Lessee) and of counsel to the Owner Trustee, the Indenture Trustee and the Pass Through Trustee; (ii) the initial
                                                              --
(but not ongoing) fees and expenses of the Owner Trustee, the Pass Through Trustee and the Indenture Trustee; (iii) document preparation, printing and dis-
                                    ---
tribution costs and governmental filing fees; (iv) fees and expenses of the
                                               --
Appraiser with respect to the Final Appraisal; (v) the fees and commissions of
                                                -
the Pass Through Underwriter in connection with the offering and sale of the Pass Through Certificates; (vi) other costs associated with the issuance of the
                            --
Secured Notes and the Pass Through Certificates, including the fees of independent rating agencies and printer charges and (vii) the reasonable fees,
                                                     ---
expenses and disbursements of special counsel for the Underwriter in connection with the Operative Documents; provided that, other than as set forth
                                         --------
in clause (vii) of this sentence, "Transaction Expenses" shall not include the
                                   --------------------
fees, expenses or disbursements of any law firm not specifically named in
Section 4.7 of the Participation Agreement or any fees and expenses of financial advisors or brokers retained by or acting on behalf of a Participant.

          "Transferee" shall have the meaning specified in Section 13.2 of the
           ----------
Participation Agreement.

          "Treasury Rate" shall mean, with respect to each Secured Note to be
           -------------
redeemed or purchased, a per annum rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semi-annual yield to maturity of United States Treasury securities maturing on the Average Life Date of such Secured Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but
                             -
earlier than, the Average Life Date of such Secured Note and (B) the other
                                                              -
maturing as close as possible to, but later than, the Average Life Date of such Secured Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity of United States Treasury securities maturing on the Average Life Date of such Secured Note is reported in the most re-
cent
H.15(519), as published in H.15(519)). H.15(519) shall mean "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) shall mean the latest H.15(519) which is published prior to the close of business on the fourth Business Day preceding the Redemption Date. For purposes hereof, "Average Life Date" shall mean, with respect to each Secured
                  -----------------
Note to be redeemed, the date which follows the Redemption Date by a period equal to the Remaining Weighted Average Life of such Secured Note. For purposes hereof, "Remaining Weighted Average Life" shall mean, for any Secured Note, as
         -------------------------------
of any date of determination, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount
             -                                                   -
of each then remaining installment of principal, including the payment due on the maturity of such Secured Note by (ii) the number of days from
                                      --
and including the Redemption Date to but excluding the scheduled payment date of such principal payment, by (b) the then unpaid principal amount of such Secured
                            -
Note.

          "Treasury Regulations" shall mean the income tax regulations issued,
           --------------------
published or promulgated under the Code by the United States Department of the Treasury.

          "Trust Agreement" shall mean the Trust Agreement dated as of May 19,
           ---------------
1997 between the Owner Participant and the Trust Company.

          "Trust Company" shall mean Wilmington Trust Company, a Delaware
           -------------
banking corporation, in its individual capacity.

          "Trust Estate" shall have the meaning specified in Section 3.2 of the
           ------------
Trust Agreement.

          "Trust Expenses" shall have the meaning specified in Section 8.1 of
           --------------
the Trust Agreement.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as
           -------------------
amended.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State
           ---
of New York or in any other applicable jurisdiction.

          "Underwriter" shall mean Goldman, Sachs & Co.
           -----------

          "Underwriting Agreement" shall mean the Underwriting Agreement to be
           ----------------------
entered into among the Guarantor, the Lessee and the Underwriter relating to the purchase and sale of the Pass Through Certificates.

          "U.S. Government Obligations" shall mean securities that are direct
           ---------------------------
obligations of the United States of America for the payment of which its full faith and credit is pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Govern ment Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "Wharf" shall mean the wharf, if any, at the Refinery through which
           -----
materials or feed-stock used in the production of paraxylene at the Facility Assets may be delivered.